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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated August 29, 2003, accompanying the consolidated financial statements included in the annual report of Novo Networks, Inc. on Form 10-K for the year ended June 30, 2003. We hereby consent to the incorporation by reference of said report in the registration statement of Novo Networks, Inc., on Form S-8 (File No. 333-43032).

GRANT THORNTON LLP

Dallas, Texas
August 29, 2003